UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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EVERCORE PARTNERS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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EVERCORE PARTNERS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 30, 2007

The annual meeting of stockholders of Evercore Partners Inc. will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on June 12, 2007, at 10:00 am, local time, for the following purposes:

•	to elect seven directors; and

•	to transact such other business as may properly come before our annual meeting or any adjournments or postponements of that meeting.

Our Board has fixed the close of business on April 26, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at our annual meeting and any adjournments or postponements of that meeting.

To be sure that your shares are properly represented at our annual meeting, whether you attend or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed envelope. If your shares are held in the name of a bank, broker or other holder of record, their procedures should be described on the voting form they send to you.

Along with the attached proxy statement for our annual meeting, we are enclosing our 2006 Annual Report, which includes our financial statements.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel

Secretary

April 30, 2007

EVERCORE PARTNERS INC.

55 East 52nd Street

New York, New York 10055

PROXY STATEMENT

Our Board is soliciting proxies to be voted at the annual meeting of stockholders to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on June 12, 2007 at 10:00 am, local time, and at any adjournments or postponements of the annual meeting.

This proxy statement and the enclosed proxy are first being mailed to you and other stockholders on or about April 30, 2007.

i

GLOSSARY

To facilitate your review of this proxy statement, please find below a list of certain defined terms that are used in several different sections of this proxy statement and their associated meanings. We do not intend for this list to include every defined term used in this proxy statement.

“2006” when used other than as part of a specific date, means the Company’s 2006 fiscal year, which was from January 1, 2006 through December 31, 2006.

“Annual Report” means our annual report to stockholders, which includes certain information from our Annual Report on Form 10-K for 2006 and our related audited financial statements.

“Board” means the Company’s board of directors.

“Company” means Evercore Partners Inc.

“Investor Relations” means our investor relations department, which can be contacted at 55 East 52nd Street, New York, New York 10055.

“Corporate Secretary” means our corporate secretary, who can be contacted at 55 East 52nd Street, New York, New York 10055.

“Deloitte” means Deloitte & Touche LLP.

“Exchange Act” means The Securities Exchange Act of 1934, as amended.

“Executive Officers” means those officers of the Company that are involved in policy-making functions and who are subject to the reporting obligations of Section 16 of the Exchange Act.

“Named Executive Officer” means collectively our Co-Chairman and Co-Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who served in such capacities at December 31, 2006.

“Private Equity Funds” means collectively Evercore Capital Partners I L.P. and its affiliated entities, Evercore Capital Partners II L.P. and its affiliated entities (“ECP II”), Evercore Venture Partners L.P. and its affiliated entities, and Discovery Americas I, L.P (the “Discovery Fund”).

“SEC” means the Securities and Exchange Commission.

GENERAL INFORMATION

Why am I receiving this proxy statement?

Our Board is soliciting proxies for our annual meeting and we will bear the cost of this solicitation. You are receiving a proxy statement because you owned shares of our Class A common stock and/or our Class B common stock as of the close of business on April 26, 2007. Your ownership of shares on that date entitles you to vote at our annual meeting. By using the attached proxy, you are able to vote whether or not you attend our annual meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision when you do vote.

What will I be voting on?

•	Election of seven directors and to transact such other business as may properly come before our annual meeting or any adjournments or postponements of the meeting.

How do I vote?

You can vote either in person at our annual meeting or by proxy without attending our annual meeting. We urge you to vote by proxy even if you plan to attend our annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the annual meeting. If you attend the annual meeting in person, you may vote at the meeting and your proxy will not be counted. You should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage-paid envelope.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record to see what you must do in order to vote your shares.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, The Bank of New York, you are considered, with respect to those shares, the “shareholder of record.” We have sent the notice of annual meeting, proxy statement, annual report and proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement, annual report and proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

How many votes must be present to hold the meeting?

The holders of a majority in voting power of the common stock issued and outstanding and entitled to vote at the meeting must be present in person or by proxy to hold our annual meeting.

Can I change my vote?

Yes. At any time before your proxy is voted you may change your vote by:

•	revoking it by written notice to our Corporate Secretary at the address set forth in this proxy statement;

•	delivering a later-dated proxy; or

•	voting in person at our annual meeting.

If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote.

How many votes do I have?

If you are a holder of our Class A common stock, then you are entitled to one vote at our annual meeting for each share of our Class A common stock that you held as of the close of business on April 26, 2007. If you are a holder of our Class B common stock, then you are entitled to a number of votes at our annual meeting that is determined pursuant to a formula that relates to the number of Evercore LP partnership units held by you, as determined in accordance with our certificate of incorporation. Pursuant to our certificate of incorporation, until the time that Messrs. Altman, Beutner and Aspe, and certain trusts benefiting their families, collectively, cease to beneficially own, in the aggregate, at least 90% of the Class A partnership units in Evercore LP held by them on August 10, 2006, only Messrs. Altman, Beutner and Aspe will be entitled to vote any shares of Class B common stock. The Company has filed a registration statement that would cover an offering that may result in Messrs. Altman, Beutner and Aspe and certain trusts benefitng their families collectively beneficially owning less than 90% of the Evercore LP partnership units they held on August 10, 2006. However, because the record date for our annual meeting has already passed, such offering, if it were to occur, will have no impact on the voting at the annual meeting.

All matters on the agenda for our annual meeting will be voted on by the holders of our Class A common stock and Class B common stock, voting together as a single class. Our Co-Chief Executive Officers, Mr. Roger C. Altman and Mr. Austin M. Beutner have agreed to vote together with respect to all matters submitted to stockholders. Accordingly, based upon their shareholding and voting power, Messrs. Altman and Beutner will be able to determine the outcome of all matters on the agenda for our annual meeting.

How many votes are required for the proposals to pass?

Directors are elected by a plurality vote, which means that the seven director nominees with the greatest number of votes cast, even if less than a majority, will be elected.

What if I decide to abstain?

Abstentions will count as shares present for determining if a quorum is present at the annual meeting. Abstentions related to a proposal other than the election of directors will count as a “no” vote. Abstentions are inapplicable in the context of the election of directors since directors are elected by a plurality vote.

What if I do not specify a choice for a matter when returning a proxy?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of each of the director nominees.

What if I don’t return my proxy card and don’t attend our annual meeting?

If you are the shareholder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted. If your shares are held in “street name,” and you don’t give your bank, broker or other holder of record specific voting instructions for your shares, under rules of the New York Stock Exchange, your recordholder can vote your shares FOR the election of directors. For certain other proposals, if you don’t give your recordholder specific instructions and your recordholder does not have discretionary authority to vote your shares, the votes will be categorized as “broker non-votes.” “Broker non-votes” will have no effect on the matters submitted to our stockholders for approval but will be counted as present for purposes of determining whether enough votes are present to hold our annual meeting.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for our Board to substitute another person for a nominee, we will vote your shares for that other person.

Is my vote confidential?

Yes. Your voting records will not be disclosed to us except:

•	as required by law;

•	to the inspectors of election; or

•	if the election is contested.

The inspectors of election must comply with confidentiality guidelines that limit the disclosure of specific votes, but for this annual meeting, all our inspectors of election will be employees of our Company.

Will any one contact me regarding this vote?

No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Will the annual meeting be webcast?

Our annual meeting will not be webcast.

What do I need to do if I want to attend the annual meeting?

You do not need to make a reservation to attend the annual meeting. However, please note that you will need to demonstrate that you are a stockholder to be admitted to the meeting. If your shares are held in the name of your bank, broker or other holder of record, you will need to bring evidence of your stock ownership, such as your most recent account statement. If you do not have proof that you own our stock, you may not be admitted to the meeting. Attendance at the annual meeting is limited to our stockholders, members of their immediate families or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

ANNUAL REPORT

Will I receive a copy of the Annual Report?

We have enclosed our Annual Report with this proxy statement. The Annual Report includes our audited financial statements, along with other financial information about our Company, which we urge you to read carefully.

How can I receive a copy of the Form 10-K?

You can obtain, free of charge, a copy of our Form 10-K by:

•	accessing our Internet site at www.evercore.com and clicking on the “Investor Relations” link;

•	writing to Investor Relations; or

•	telephoning us at: (212) 857-3100.

You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov .

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides that our Board will consist of that number of directors determined from time to time by our Board. Acting upon the recommendation of its Nominating and Corporate Governance Committee, our Board has nominated 7 persons identified herein for election as directors, to hold office until the next annual meeting of stockholders and the election and qualification of their successors.

All directors were first elected in 2006, except for Messrs. Altman and Beutner, who were elected in 2005. Set forth below are the names of the nominees for election as our directors; their ages and principal occupations as of April 15, 2007; and their biographical information.

Name	Age	Position
Roger C. Altman	61	Co-Chairman, Co-Chief Executive Officer and Director
Austin M. Beutner	47	President, Co-Chief Executive Officer, Chief Investment Officer and Director
Pedro Aspe	56	Co-Chairman and Director
Francois de Saint Phalle	61	Director
Gail Block Harris	54	Director
Curt Hessler	63	Director
Anthony N. Pritzker	46	Director

Roger C. Altman, Co-Chairman and Co-Chief Executive Officer and director, co-founded Evercore Partners in 1996. He began his investment banking career at Lehman Brothers and became a general partner of that firm in 1974. Beginning in 1977, he served as Assistant Secretary of the U.S. Treasury for four years. He then returned to Lehman Brothers, later becoming Co-Head of overall investment banking, a member of the firm’s Management Committee and its board of directors. He remained in those positions until the firm was sold to Shearson/American Express.

In 1987, Mr. Altman joined The Blackstone Group as Vice Chairman, Head of the firm’s merger and acquisition advisory business and a member of its Investment Committee. Mr. Altman also had primary responsibility for Blackstone’s international business. Beginning in January 1993, Mr. Altman returned to Washington to serve as Deputy Secretary of the U.S. Treasury for two years.

Mr. Altman is a trustee of New York-Presbyterian Hospital, New Visions for Public Schools and The American Museum of Natural History, where he also serves as Chairman of the Investment Committee. He also is a member of the Council on Foreign Relations and serves on its Finance and Investment Committees. He received a B.A. from Georgetown University and an M.B.A. from the University of Chicago.

Austin M. Beutner, President, Co-Chief Executive Officer, Chief Investment Officer and director, co-founded Evercore Partners in 1996. Mr. Beutner has served as Chairman of the Evercore Capital Partners private equity funds since 1997, Chairman of the Evercore Ventures private equity fund since 2002 and Chairman of Evercore Asset Management since 2006. From 1994 to 1996, Mr. Beutner was President and Chief Executive Officer of The U.S. Russia Investment Fund, a private investment fund capitalized with $440 million by the U.S. Government. In 1988, Mr. Beutner joined The Blackstone Group, where he became a General Partner in 1989. From 1982 to 1988, Mr. Beutner worked in Smith Barney’s Mergers and Acquisitions Group and, in 1986, he helped establish the firm’s Merchant Banking Group.

Mr. Beutner currently serves on the boards of directors of American Media, Inc. and Sedgwick CMS, Inc. He also serves as Chairman of the Board of the California Governor’s Council on Physical Fitness and Sports, as Chairman of the Board of Directors of the California Institute of the Arts, as Chairman of the board of directors of Carlthorp School and is a member of the Council on Foreign Relations. Mr. Beutner has a B.A. in Economics from Dartmouth College.

Pedro Aspe, Co-Chairman and director since August 2006, founded Protego Asesores S. de R.L. (“Protego”) in 1996, and serves as Protego’s Chairman of the board of directors and Chief Executive Officer. Since 1995 Mr. Aspe has been a professor at the Instituto Tecnológico Autónomo de México located in Mexico City. Mr. Aspe has held a number of positions with the Mexican government and was most recently the Minister of Finance and Public Credit of Mexico from 1988 through 1994.

Mr. Aspe is a Principal, member of the Investment Committee and Chairman of the Advisory Board of Discovery Americas I L.P. Mr. Aspe serves as a director of a number of companies, including Televisa S.A. de C.V. and the McGraw Hill Companies. Mr. Aspe is a member of the Board of the Carnegie Foundation, the Advisory Board of Stanford University’s Institute of International Studies and the Visiting Committee of the Department of Economics of the Massachusetts Institute of Technology. Mr. Aspe also currently serves as Chairman of the Board of Concesionaria Vuela Compañia de Aviación and Controladora Vuela Compañia de Aviación (Volaris), and a member of the Advisory Board of Marvin & Palmer and of MG Capital, in Monterrey, Mexico. Mr. Aspe received a B.A. in Economics from Instituto Tecnológico Autónomo de México and a Ph.D. in Economics from the Massachusetts Institute of Technology.

Francois de Saint Phalle, director since August 2006, has been a private equity investor, financial advisor and investment banker for more than thirty-five years. Mr. de Saint Phalle has been a private investor since 2000 and was a consultant for Evercore from 2000 to 2002. From 1989 to 2000 he was Chief Operating Officer and Vice Chairman of Dillon, Read & Co. Inc. before it was merged into UBS. In this capacity he was responsible for the oversight of the firm’s capital commitments in debt and equity markets. Previously, Mr. de Saint Phalle worked for 21 years at Lehman Brothers. He was named a general partner of the firm in 1976 and at various points he managed the Corporate Syndicate Department, the Equity Division and co-headed the Corporate Finance Department. From 1985 to 1989 he served as Chairman of Lehman International, with a primary responsibility for developing a coordinated international finance strategy with American Express which had acquired Lehman in 1984. He was named to Lehman’s Operating and Compensation Committees in 1980.

Mr. de Saint Phalle is a member Emeritus of the Board of Visitors of Columbia College. He received his B.A. from Columbia College.

Gail Block Harris, director since 2006, joined Simpson Thacher & Bartlett LLP, a leading international law firm, in 1977, where she was a partner from 1984 to 1998, specializing in corporate and securities law, with an emphasis on entertainment and media companies as well as joint ventures. During the course of her career, Ms. Harris also represented underwriters in public debt and equity transactions and the development of new financial products. Ms. Harris is currently Of Counsel to the firm. She is also a director of CIGNA Life Insurance Company of New York. Ms. Harris is the President of the Board of Directors of New York Cares, the leading non-profit organization providing volunteer services in New York City. Her other activities include serving on the Dean’s Advisory Council of Stanford Law School and the Executive Committee of the Stanford Law School Board of Visitors. Additionally, Ms. Harris is an adjunct professor of law at Ohio State University, Moritz College of Law, participating in its Distinguished Practitioners in Residence Program in Business Law. Ms. Harris received a B. A. with distinction from Stanford University and a J.D. from Stanford Law School.

Curt Hessler, director since 2006, has been a Lecturer at the UCLA School of Law since 2003. Mr. Hessler has held various CEO and board-level leadership positions in media and information technology companies. In 1998, Mr. Hessler founded 101 Communications LLC, an information technology media company, as CEO and served as the company’s chairman until its sale in 2006. From 1985 to 1991, he was Vice-Chairman and Chief Financial Officer of Unisys Corporation; from 1991 to 1995, he was Executive Vice President of Times Mirror Company; he was Chairman of I-net. Inc. during 1996; and he was President of Quarterdeck Corporation in 1997 and 1998. From 1981 to 1983, Mr. Hessler practiced law as a partner at Paul Weiss Rifkind Wharton & Garrison. From 1976 to 1981, Mr. Hessler served as the U.S. Assistant Secretary of the Treasury for Economic Policy, Executive Director of President’s Economic Group, and Associate Director of OMB. He clerked for Judge J. Skelly Wright of the U.S. Court of Appeals in D.C. from 1973 to 1974 and then clerked for Justice Potter Stewart of the U.S. Supreme Court from 1974 to 1975. Mr. Hessler is currently a director of Learning Tree International, Inc.

Mr. Hessler received a B.A. from Harvard College, a J.D. from Yale Law School and an M.A. from the University of California at Berkeley. He was also a Rhodes Scholar of Balliol College at Oxford.

Anthony N. Pritzker, director since August 2006, is a co-founder of The Pritzker Group where he has served as Managing Partner since January 2004. He has also served as Chairman of Am-Safe, Inc. since September 2004. Mr. Pritzker has over twenty years experience leading middle-market manufacturing and distribution companies. From 2000 to 2004 he served as President of Baker Tanks, a leading tank and pump equipment rental company. In 1998, he was appointed by the Marmon Group to oversee Stainless Industrial Companies, a portfolio of several industrial manufacturing companies. Mr. Pritzker served as President of Stainless Industrial Companies from January 1998 to December 2005. From 1996 to 1998 he served as the Regional Vice President of operations in Asia for Getz Bros. & Co. Prior to 1996, Mr. Pritzker was a Group Executive at the Marmon Group and directed operations at Arzo, MD Tech, Micro-Aire, Oshkosh Door and Fenestra.

Mr. Pritzker is a trustee of Cal Arts, serves as a director for Heal The Bay and is a member of the Dartmouth Board of Overseers. Mr. Pritzker graduated with a B.A. from Dartmouth College and an M.B.A. from the University of Chicago.

To find additional information on these directors, see “RELATED PARTY TRANSACTIONS AND OTHER INFORMATION.” Our Board recommends the election of each of Roger C. Altman, Austin M. Beutner, Pedro Aspe, Gail Block Harris, Curtis Hessler, Anthony N. Pritzker and Francois de Saint Phalle, each of whom has also been nominated by our Board’s Nominating and Corporate Governance Committee, which is comprised exclusively of independent directors.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, proxies in the enclosed form will be voted FOR the election of Messrs. Altman, Beutner, Aspe, Hessler, Pritzker and de Saint Phalle and Ms. Harris. Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine.

RELATED PARTY TRANSACTIONS AND OTHER INFORMATION

Reorganization

Formation Transaction

On August 10, 2006, pursuant to a contribution and sale agreement, dated as of May 12, 2006, our Senior Managing Directors contributed to Evercore LP each of the various entities included in our historical combined financial statements that were under common ownership of our Senior Managing Directors, with the exception of the general partners of Evercore Capital Partners L.P. and its affiliated entities, Evercore Capital Partners II L.P. and its affiliated entities, Evercore Venture Partners L.P. and its affiliated entities, and certain other entities through which Messrs. Altman and Beutner fund their capital commitments to Evercore Capital Partners L.P. and its affiliated entities.

In exchange for these contributions to Evercore LP, our Senior Managing Directors and certain trusts benefiting certain of their families received 11,670,313 vested and 9,354,967 unvested partnership units in Evercore LP. In addition, we distributed cash to the Senior Managing Directors of Evercore so as to distribute to them all earnings for the period from January 1, 2006 to the date of the closing of the contribution and sale agreement.

We accounted for this transaction, which we refer to as the “Formation Transaction” as an exchange between entities under common control and recorded the net assets and members’ equity of the contributed entities at historical cost. We account for the unvested partnership units issued in the Formation Transaction as future compensation expense.

Combination with Protego

Protego’s business historically was owned by its directors and other stockholders, including Mr. Aspe, and conducted by Protego and its subsidiaries and Protego SI. Concurrently with the Formation Transaction, we undertook a number of steps pursuant to the contribution and sale agreement and acquired Protego, which we refer to collectively as the “Protego Combination.”

IPO

On August 16, 2006, Evercore Partners Inc. completed the IPO of its Class A common stock by issuing 4,542,500 shares of its Class A common stock, including shares issued to its underwriters pursuant to their election to exercise in full their overallotment option, for cash consideration of $19.53 per share (net of underwriting discounts) to a syndicate of underwriters. Evercore Partners Inc. contributed all of the proceeds from the IPO to Evercore LP, and Evercore LP issued to Evercore Partners Inc. a number of partnership units equal to the number of shares of Class A common stock that Evercore Partners Inc. issued in connection with the Protego Combination and in the IPO. Evercore Partners Inc. also became the sole general partner of Evercore LP.

As a result of the Formation Transaction, the Protego Combination and the other transactions described above, which we collectively refer to as the “Reorganization,” immediately following the IPO:

•	Evercore Partners Inc. became the sole general partner of Evercore LP and, through Evercore LP and its subsidiaries, operates our business, including the business of Protego;

•

our Senior Managing Directors, including the former directors of Protego, and certain companies they control, certain trusts benefiting certain of their families and a trust benefiting certain directors and employees of Protego held 51 shares of our Class B common stock and 23,136,829 partnership units in Evercore LP; and

•

our public stockholders (including certain former stockholders of Protego who received $0.95 million payable in shares of our Class A common stock as described above) collectively owned 4,587,738 shares of Class A common stock.

See below under “—Evercore LP Partnership Agreement” for a discussion of the vesting requirements and transfer restrictions applicable to the Evercore LP partnership units.

Tax Receivable Agreement

Partnership units held by our Senior Managing Directors in Evercore LP may be exchanged in the future for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Evercore LP intends to make an election under Section 754 of the Internal Revenue Code (the “Code”) effective for each taxable year in which an exchange of partnership units for shares occurs, which may result in an adjustment to the tax basis of the assets owned by Evercore LP at the time of an exchange of partnership units. The exchanges may result in increases in the tax basis of the tangible and intangible assets of Evercore LP that otherwise would not have been available. These increases in tax basis would increase (for tax purposes) amortization and, therefore, reduce the amount of tax that we would otherwise be required to pay in the future.

We have entered into a tax receivable agreement with our Senior Managing Directors that provides for the payment by us to an exchanging Evercore partner of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that we actually realize as a result of these increases in tax basis. We expect to benefit from the remaining 15% of cash savings, if any, in income tax that we realize. For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no increase to the tax basis of the tangible and intangible assets of Evercore LP as a result of the exchanges and had we not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement for an amount based on agreed payments remaining to be made under the agreement.

Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, our Senior Managing Directors will not reimburse us for any payments previously made under the tax receivable agreement. As a result, in certain circumstances we could make payments to the Senior Managing Directors under the tax receivable agreement in excess of our cash tax savings. However, our Senior Managing Directors receive 85% of our cash tax savings, leaving us with 15% of the benefits of the tax savings. While the actual amount and timing of any payments under this agreement will vary depending upon a number of factors, including the timing of exchanges, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that, as a result of the size of the increases of the tangible and intangible assets of Evercore LP attributable to our interest in Evercore LP, during the expected term of the tax receivable agreement, the payments that we may make to our Senior Managing Directors could be substantial.

Registration Rights Agreement

We have entered into a registration rights agreement pursuant to which we may be required to register the sale of shares of our Class A common stock held by our Senior Managing Directors, including our Executive Officers, upon exchange of partnership units of Evercore LP held by our Senior Managing Directors. Under the registration rights agreement, our Senior Managing Directors have the right to request us to register the sale of their shares and may require us to make available shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, our Senior Managing Directors will have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by our other Senior Managing Directors or initiated by us.

Relationship with the Evercore Capital Partners II and Discovery Americas I Funds

Evercore LP, through its subsidiaries, is a non-managing member of the general partner of the Evercore Capital Partners II private equity fund and a limited partner of the general partner of the Discovery Americas I private equity fund. Evercore LP, through its subsidiaries, is entitled to receive 8% to 9% (depending on the particular fund investment) of the carried interest realized from the Evercore Capital Partners II fund and 10% of the carried interest realized from the Discovery Americas I fund, as well as gains (or losses) on investments made by each of the funds based on the amount of capital in that fund which is contributed to, or subsequently funded by, us. The respective general partners of the Evercore Capital Partners II and Discovery Americas I private equity funds make investment decisions and are entitled to receive carried interest, investment income and gains and losses on investments in the funds. Several of our Senior Managing Directors, including each of our co-Chief Executive Officers and some of our other Executive Officers, are members of the general partner of the Evercore Capital Partners II fund, and Mr. Aspe is a member of the investment committee of the Discovery Americas I fund. The partnership agreements governing our Private Equity Funds provide for the payment by the limited partners of each fund of certain expenses incurred by the general partners of the funds and for the indemnification of the general partner, its affiliates and their employees under certain circumstances. As of December 31, 2006, we had an aggregate of $9.6 million of investments in and an aggregate of $1.9 million of unfunded commitments to ECP II and the Discovery Fund.

See “EXECUTIVE COMPENSATION” for additional information about the carried interest received by our Named Executive Officers.

Evercore LP Partnership Agreement

The Company operates its business through Evercore LP and its subsidiaries. As the general partner of Evercore LP, the Company has unilateral control over all of the affairs and decision making of Evercore LP. As such, the Company, through its officers and directors, is responsible for all operational and administrative decisions of Evercore LP and the day-to-day management of Evercore LP’s business. Furthermore, the Company cannot be removed as the general partner of Evercore LP without its approval.

Pursuant to the partnership agreement of Evercore LP, the Company has the right to determine when distributions will be made to the partners of Evercore LP and the amount of any such distributions. If the Company authorizes a distribution, such distribution will be made to the partners of Evercore LP (1) in the case of a tax distribution (as described below), to the holders of vested partnership units in proportion to the amount of taxable income of Evercore LP allocated to such holder and (2) in the case of other distributions, pro rata in accordance with the percentages of their respective vested partnership units. The Company may, however, authorize a distribution to the partners of Evercore LP who hold vested and unvested units in accordance with the percentages of their respective vested and unvested partnership units in the event of an extraordinary dividend, refinancing, restructuring or similar transaction.

The holders of partnership units in Evercore LP, including the Company, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. Net profits and net losses of Evercore LP will generally be allocated to its partners pro rata in accordance with the percentages of their respective partnership units. The partnership agreement will provide for cash distributions to the partners of Evercore LP if the Company determines that the taxable income of Evercore LP will give rise to taxable income for its partners. In accordance with the partnership agreement, we intend to cause Evercore LP to make cash distributions to the holders of vested partnership units of Evercore LP for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them. Generally, these tax distributions will be computed based on our estimate of the net taxable income of Evercore LP allocable to such holder of vested partnership units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income).

The Evercore LP partnership agreement provides that the partnership units be initially divided into the following classes: Class A and Class B. The Class A and Class B partnership units are identical, and the distinction between Class A and Class B partnership units is relevant only for purposes of the formula governing the voting power of the Class B common stock set forth in the certificate of incorporation of the Company. Subject to the transfer restrictions set forth in the Evercore LP partnership agreement, holders of fully vested partnership units in Evercore LP (other than the Company) may exchange these partnership units for shares of Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. At any time a share of Class A common stock is redeemed, repurchased, acquired, cancelled or terminated by us, one partnership unit registered in the name of the Company will automatically be cancelled by Evercore LP so that the number of partnership units held by the Company at all times equals the number of shares of Class A common stock outstanding.

Under the terms of the Evercore LP partnership agreement, 66 2/3% of the partnership units to be received by our Senior Managing Directors, other than Mr. Altman and Mr. Beutner and Mr. Aspe, and certain companies they control, and a trust benefiting directors and employees of Protego in the Protego Combination will, with specified exceptions, be subject to forfeiture and re-allocation to other Senior Managing Directors (or, in the event that there are no eligible Senior Managing Directors, forfeiture and cancellation) if the Senior Managing Director ceases to be employed by us prior to the occurrence of specified vesting events. 4,853,164, or 50%, of these unvested partnership units will vest if and when Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date of the Evercore LP partnership agreement. 9,706,329, or 100%, of the unvested partnership units issued will vest upon the earliest to occur of the following events:

•

when Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the partnership agreement;

•	a change of control of Evercore; or

•	two of Messrs. Altman, Beutner and Aspe are not employed by, or do not serve as a director of, the Company, Evercore LP or any of its subsidiaries within a 10-year period following the IPO.

In addition, 100% of the unvested Evercore LP partnership units held by a Senior Managing Director will vest if such Senior Managing Director dies or becomes disabled while in our employ. Our Equity Committee may also accelerate vesting of unvested partnership units at any time.

Evercore LP partnership units held by Senior Managing Directors, including Messrs. Altman, Beutner and Aspe, and certain trusts benefiting their families and permitted transferees, may not be transferred or exchanged for a period of five years following the IPO. In addition, Evercore LP partnership units held by a Senior Managing Director (other than Messrs. Altman, Beutner and Aspe) who is not employed by us on the fifth anniversary of the IPO may not be transferred or exchanged until the later of (A) eight years after the IPO and (B) five years after such Senior Managing Director ceases to be employed by us.

If a Senior Managing Director who was a Senior Managing Director of Evercore prior to the IPO (other than Messrs. Altman and Beutner) ceases to be employed by us, he or she will forfeit his or her unvested Evercore LP partnership units to the other currently employed persons who were Senior Managing Directors of Evercore (other than Messrs. Altman and Beutner) prior to the IPO (or, in the event that there are no other eligible Senior Managing Directors, such unvested partnership units will be forfeited and cancelled). If a Senior Managing Director who was a director of Protego prior to the IPO (other than Mr. Aspe) ceases to be employed by us, he or she will forfeit his or her unvested Evercore LP partnership units to the other currently employed persons who were directors of Protego (other than Mr. Aspe) prior to the IPO (or, in the event that there are no other eligible directors, such unvested partnership units will be forfeited and cancelled). Such forfeited partnership units will be re-allocated on a pro rata basis.

Notwithstanding the restrictions on transfer and exchange of Evercore LP partnership units described above and in addition to any other permitted transfer, following any underwritten public offering of shares of Class A common stock subsequent to the IPO, Mr. Altman may transfer to charity, and these charitable transferees may sell, up to an aggregate of $10 million of Evercore LP partnership units or Class A common stock without the approval of the Equity Committee.

Equity Committee

Our Equity Committee is comprised of Mr. Altman, Mr. Beutner and Mr. Aspe. If any Equity Committee member ceases to be associated with us, he will no longer be a member of the Equity Committee. All decisions made by the Equity Committee must be unanimous.

The Equity Committee may accelerate vesting of unvested Evercore LP partnership units in whole or in part at any time and may permit transfers or exchanges by holders who remain our employees. In addition, the Equity Committee may, from time to time in its sole discretion, permit transfers or exchanges of Evercore LP partnership units held by Mr. Altman, Mr. Beutner and Mr. Aspe. If the Equity Committee permits any employee to transfer or exchange Evercore LP partnership units, each employee will be entitled to participate ratably with one another in any such permitted disposition (i.e., each such holder shall be permitted to dispose of an equal proportion of his or her Evercore LP partnership units provided such units have vested).

Dissolution

Evercore LP may be dissolved only upon the occurrence of certain unlikely events specified in the partnership agreement. Upon dissolution, Evercore LP will be liquidated and the proceeds from any liquidation shall be applied and distributed in the following order:

•	First, to pay the debts, liabilities or expenses of Evercore LP;

•	Second, as reserve cash for contingent liabilities of Evercore LP;

•	Third, to distribute pro rata to vested Class A and vested Class B partnership units in an amount equal to the value of the businesses contributed to Evercore LP; and

•	Fourth, to distribute pro rata to all vested Class A and B partnership units.

Acquisition of Braveheart Financial Services Limited

On December 19, 2006, we completed our previously announced acquisition of all of the share capital of Braveheart Financial Services Limited (“Braveheart,” subsequently renamed Evercore Partners Europe Limited), pursuant to the sale and purchase agreement, dated July 31, 2006, as amended by the closing agreement, dated December 19, 2006, in each case by and among the Company and the shareholders of Braveheart, including Bernard J. Taylor.

Pursuant to the sale and purchase agreement and the closing agreement, we paid to the shareholders of Braveheart an aggregate of 1,771,820 shares of our Class A common stock as consideration for all of the outstanding ordinary shares of Braveheart. Of this amount, Mr. Taylor received 1,413,557 shares. In addition, we paid to Mr. Taylor a total of £200,181 as consideration for all of the preference shares of Braveheart. The sale and purchase agreement and the closing agreement provides that at any time prior to the seventh anniversary of the closing, we may, at our sole discretion, issue up to an additional 590,607 shares of our Class A common stock to the shareholders of Braveheart, including up to an additional 471,186 shares issuable to Mr. Taylor, as additional consideration for the ordinary shares of Braveheart to reflect the success of Braveheart. On April 4, 2007, we issued 159,000 additional shares of our Class A common stock to the former shareholders of Braveheart, including 127,000 shares to Bernard J. Taylor. Accordingly, we may now, at our sole discretion, issue up to an additional 431,607 shares of our Class A common stock to the former shareholders of Braveheart, including 344,186 shares to Mr. Taylor.

We also issued loan notes due in 2010 in the aggregate amount of $3 million to the shareholders of Braveheart, including a loan note in the amount of $2 million issued to Mr. Taylor, representing the “earn-out” consideration to which the shareholders were entitled under the sale and purchase agreement and the closing agreement. The loan notes carry an annual interest rate of 1% over LIBOR and are payable in twice yearly installments in arrears on May 31 and October 31 of each year but may be called by the shareholders of Braveheart beginning in October 2007. We also repaid loans in the aggregate amount of £100,000 that Mr. Taylor made to Braveheart in connection with certain regulatory requirements of Braveheart.

In connection with the acquisition, we entered into an employment agreement with Mr. Taylor with a two year term commencing on the closing date of the acquisition. The employment agreement provides, among other things, that Mr. Taylor will be paid an annual salary of £300,000 and a guaranteed bonus of not less than $2,250,000. Pursuant to the employment agreement, upon the closing of the acquisition, Mr. Taylor became the Co-Vice Chairman of Evercore Partners Inc. In addition, we entered into a registration rights agreement with the shareholders of Braveheart, including Mr. Taylor providing for demand registration rights exercisable by our Equity Committee and piggyback registration rights exercisable by the shareholders. This agreement is substantially similar to the registration rights agreement that we entered into with our Senior Managing Directors.

Policy Regarding Transactions with Related Parties

In 2007, we adopted a written Policy Regarding Transactions with Related Parties which requires that a Related Party (as defined as any person described in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any Related Party Transaction in which we are to be a participant and the amount involved exceeds $120,000 and in which such Related Party had or will have a direct or indirect material interest and all material facts with respect thereto. The General Counsel will then communicate that information to the Board. No Related Party Transaction will be consummated without the approval of the Nominating and Corporate Governance Committee of the Board. However, it is our policy that directors interested in a Related Party Transaction will recuse themselves from any vote of a Related Party Transaction in which they have an interest.

The IPO occurred on August 10, 2006, and the above described transactions with Related Parties were approved prior to the time we had adopted our Statement of Policy Regarding Transactions with Related Parties as described above.

CORPORATE GOVERNANCE

Director Independence

General

Pursuant to the General Corporation Law of the State of Delaware, the state under which we are organized, and our by-laws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Executive Officers and other officers, by reviewing materials provided to them by management, by participating in meetings of the Board and its committees and by visiting various facilities and operations.

Corporate Governance Principles and Categorical Independence Standards

In order to provide guidance on the composition and function of our governing body, our Board adopted our Corporate Governance Principles in 2006, which include, among other things, our categorical standards of director independence, which are set forth in Annex I to this proxy statement. These categorical independence standards establish certain relationships that our Board, in its judgment, has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director maintains any relationship with us that is not specifically addressed in these standards, the independent members of our Board will determine whether such relationship is material. The complete version of our Corporate Governance Principles is available on our website at www.evercore.com under the Investor Relations link. We will provide a printed copy of the Corporate Governance Principles to any stockholder who requests them by contacting Investor Relations.

Evaluations of Director Independence

The Governance Committee undertook its annual review of director independence and reviewed with our Board its findings. During this review, our Board considered transactions and relationships between each director or any member of his or her immediate family and our Company, its subsidiaries and affiliates, including those reported under “RELATED PARTY TRANSACTIONS AND OTHER INFORMATION” above. Our Board also examined transactions and relationships between directors or their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.

As a result of this review, our Board affirmatively determined that each of Messrs. de Saint Phalle, Hessler and Pritzker and Ms. Harris are independent under the categorical standards for director independence set forth in the Corporate Governance Principles. In reaching this determination, the Board considered the fact that Ms. Harris is Of Counsel to Simpson Thacher & Bartlett LLP, which provides legal services to the Company and its affiliates and the fact that an investment vehicle composed of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others own an interest representing less than 1% of the capital commitments of investment funds managed by Evercore. Messrs. Altman, Beutner and Aspe are not considered to be independent directors as a result of their employment with the Company.

Our Board has also determined that Messrs. de Saint Phalle, Hessler and Pritzker and Ms. Harris are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act.

Committees of the Board

General

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which was formed in connection with our IPO which occurred in August 2006.

The following table shows the membership of each of our Board’s standing committees as of April 15, 2007, and the number of meetings held by each of those committees during 2006:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Gail Block Harris, Esq.	X		Chair
Curtis Hessler	Chair	X
Anthony N. Pritzker		Chair	X
Francois de Saint Phalle	X	X	X
2006 Meetings	4*	0	0

*	Includes quarterly conference calls with management and our independent registered public accounting firm to review our earnings releases and reports on Form 10-Q prior to their filing.

Our Board has adopted a charter for each of the three standing committees that addresses the composition and function of each committee. You can find links to these materials on our website at www.evercore.com under the Investor Relations link, and we will provide a printed copy of these materials to any stockholder who requests it by contacting Investor Relations.

Audit Committee

General. The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of: (i) the quality and integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm.

Financial Literacy and Expertise. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that Mr. Hessler qualifies as an “Audit Committee Financial Expert” as defined by applicable SEC regulations and that he has “accounting or related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. The Board reached its conclusion as to Mr. Hessler’s qualification based on, among other things, his education and experience.

Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the oversight of our compensation programs and compensation of our executives. Each of the members of the Compensation Committee is an outside director within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Exchange Act Rule 16b-3. In fulfilling its responsibilities, the committee can delegate any or all of its responsibilities to a subcommittee of the committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibility relating to corporate governance by (i) identifying individuals qualified to become directors and recommending that our Board select the candidates for all directorships to be filled by our Board or by our stockholders, (ii) developing and recommending the content of our Corporate Governance Principles to our Board, and (iii) otherwise taking a leadership role in shaping our corporate governance. In evaluating candidates for directorships, our Board, with the help of the Nominating and Corporate Governance Committee, takes into account a variety of factors it considers appropriate, which may include the following: strength of character and leadership skills; general business acumen and experience; knowledge of strategy, finance, international business, government affairs and familiarity with the Company’s business and industry; age; number of other board seats; and willingness to commit the necessary time—all to ensure an active Board whose members work well together and possess the collective knowledge and expertise required by the Board. We have not paid a fee to any third party in consideration for assistance in identifying potential nominees for our Board.

Stockholder Recommendations for Director Nominations

As noted above, the Nominating and Corporate Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board, including nominations submitted by stockholders. Such recommendations should be sent to the attention of our Corporate Secretary. Any recommendations submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors if elected. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws.

The Nominating and Corporate Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Nominating and Corporate Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Nominating and Corporate Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Nominating and Corporate Governance Committee may also ask the candidate to meet with management and other members of our Board. When the Nominating and Corporate Governance Committee reviews a potential candidate, the Nominating and Corporate Governance Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the current mix of director attributes. In evaluating a candidate, our Board, with the assistance of the Nominating and Corporate Governance Committee, takes into account a variety of additional factors as described in our Corporate Governance Principles.

Meeting Attendance

During 2006, our Board held one formal meeting and our Board’s standing committees held a total of 4 meetings. Each of our directors attended 100% of (i) the total number of Board meetings and (ii) the total number of the meetings of the Board committees on which he or she served (during the periods that he or she served). As noted previously, the number of Board and Board committee meetings held during 2006 reflects the fact that we completed our IPO in August 2006. Our policy is that all of our directors, absent special circumstances, should attend our annual meeting of stockholders.

Executive Sessions

Our Corporate Governance Principles regularly require our non-management directors to have at least one regularly scheduled meeting per year without management present. During such executive sessions, the director acting in the role of presiding director will vary depending upon the topics under consideration. At our Board meeting during 2006, our Board held an executive session of our non-management directors.

Communicating with the Board

Stockholders interested in communicating directly with our Board, our non-management directors or an individual director may do so by writing to our Corporate Secretary and specifying whether such communication should be addressed to the attention of (i) the Board as a whole, (ii) non-management directors as a group or (iii) the name of the individual director, as applicable. Communications will be distributed to our Board, non-management directors as a group or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, stockholders and others are encouraged to use our hotline discussed below.

Hotline for Accounting or Auditing Matters

As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we established a hotline for the anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or audit matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our current hotline number is (800) 475-8376.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics applicable to all employees of our Company, including the Co-Chief Executive Officers, the Chief Financial Officer, Controller and, to the extent it applies to their activities, all members of our Board. You can find a link to our Code of Business Conduct and Ethics on our website at www.evercore.com under the Investor Relations link, and we will provide a printed copy of our Code of Business Conduct and Ethics to any stockholder who contacts Investor Relations and requests a copy. To the extent required to be disclosed, we will post amendments to and any waivers from our Code of Business Conduct and Ethics at the same location on our website as our Code of Business Conduct and Ethics.

DIRECTORS’ COMPENSATION

Directors’ Compensation

Our policy is not to pay director compensation to directors who are also our employees. Each non-management director receives an annual retainer of $70,000, payable, at the director’s option, either 100% in cash or half of which is payable in cash and half of which is payable in restricted stock in the Company. In addition, each non-management director received a one-time award of restricted stock units (“RSUs”) with a value of $50,000 upon his or her initial appointment to the Board. The RSUs were granted under the 2006 Stock Incentive Plan and will vest after a two-year period following the director’s appointment to the Board, subject to continued service on the Board. In addition, the chair of the Audit Committee receives an additional annual cash retainer of $10,000. Non-management directors are further reimbursed for travel and related expenses associated with attendance at Board or committee meetings as well as expenses for continuing education programs related to their role as members of the Board.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our non-management directors for services rendered to us during 2006.

Name	Fees Earned or Paid in Cash	Stock Awards		Total
Francois de Saint Phalle	$35,000	$12,500	(1)	$47,500
Gail Block Harris	35,000	12,500	(1)	47,500
Curt Hessler	35,000	12,500	(1)	47,500
Anthony N. Pritzker	35,000	12,500	(1)	47,500

(1)	The amount reflected in the Stock Awards column reflects the dollar amount recognized in accordance with Statement of Financial Accounting Standard No. 123R, “Share Based Payments” (“SFAS 123R”) for financial statement purposes for the fiscal year ended December 31, 2006. The full grant date fair value computed under SFAS 123R of the RSUs awarded to each non-management director in 2006 was $50,000. On December 31, 2006, each of Messrs. de Saint Phalle, Hessler and Pritzker and Ms. Harris held 2,381 RSUs.

EXECUTIVE OFFICERS

Roger C. Altman, is Co-Chairman and Co-Chief Executive Officer of Evercore, with an employment term until August 10, 2009, with automatic one year extensions unless terminated by either Mr. Altman or the Company.

Austin M. Beutner, is President, Co-Chief Executive Officer and Chief Investment Officer of Evercore, with an employment term until August 10, 2009, with automatic one year extensions unless terminated by either Mr. Beutner or the Company.

Pedro Aspe, is Co-Chairman of Evercore, with an employment term until August 10, 2009, with automatic one year extensions unless terminated by either Mr. Aspe or the Company. Mr. Aspe was elected as an officer of the Company in connection with the Reorganization and pursuant to the Contribution and Sale Agreement, dated May 12, 2006, among the Company, Evercore LP, Messrs. Altman, Beutner and Aspe and the other parties named therein.

See “ELECTION OF DIRECTORS” above for further information about Messrs. Altman, Beutner and Aspe.

Eduardo Mestre, (58), Co-Vice Chairman, is responsible for the firm’s corporate advisory business. From 2001 to 2004, Mr. Mestre served as Chairman of Citigroup’s Global Investment Bank. From 1995 to 2001, he served as Head of investment banking and, prior to that, as Co-Head of mergers and acquisitions at Salomon Smith Barney. As Head of investment banking, Mr. Mestre led Salomon’s business integration efforts arising from the various mergers that led to the creation of Citigroup. Prior to joining Salomon in 1977, Mr. Mestre practiced law at Cleary Gottlieb Steen & Hamilton LLP.

Mr. Mestre is a member of the Executive Committee and past Chairman of the Board of WNYC and is Chairman of the Board of Cold Spring Harbor Laboratory. Mr. Mestre has a B.A. from Yale University and a J.D. from Harvard Law School.

Bernard J. Taylor (50), Co-Vice Chairman, was previously Chief Executive of Braveheart, which was acquired by the Company in December 2006. In 1999, Mr. Taylor was joint Chief Executive of Global Investment Banking (Corporate Advisory, Securities, Banking, Capital Markets worldwide) and Deputy Chairman and Chief Executive of Robert Fleming & Co. Limited. On the acquisition of Flemings by Chase Manhattan, Mr. Taylor became responsible for the Investment Banking activities of the expanded Chase Manhattan Bank in Europe, Middle East and Africa as Vice Chairman and a member of the Chase Global Management Committee in New York. Following the acquisition of JPMorgan by Chase, Mr. Taylor remained a Vice Chairman of JPMorgan Investment Banking (Europe) until March 2006, when he joined Braveheart.

Mr. Taylor is a member of the Council of Oxford University and is Chairman of the Audit and Scrutiny Committee of the university, a fellow of the Royal Society of Chemistry, Royal Commissioner on the Commission of 1851, Chairman of ISIS Innovation Limited, Deputy Chairman of TI Automotive Limited and a non-executive director of Oxford Instruments Group plc. He was educated at Cheltenham College and St. Johns College, Oxford.

David E. Wezdenko (43), Chief Financial Officer, is responsible for accounting, administrative and tax functions of the firm and its private equity and venture capital funds. Prior to joining Evercore, Mr. Wezdenko was a Managing Director at JPMorgan Asset Management from 1996 to 2005, where he was head of technology and operations for the U.S. platform and Chief Operating Officer of JPMorgan’s mutual fund business. Prior to JPMorgan, Mr. Wezdenko held senior financial and operational positions at United Asset Management and Fidelity Investments in Boston. Mr. Wezdenko has a B.S. in accounting from Boston College.

Adam B. Frankel (39), General Counsel, is responsible for Evercore’s legal and compliance departments. Prior to joining the firm in July 2006, Mr. Frankel was Senior Vice President, General Counsel and Corporate

Secretary of Genesee & Wyoming from 2003 to 2006, a leading owner and operator of short line and regional freight railroads in the United States, Canada, Mexico, Australia and Bolivia. Mr. Frankel was also responsible for matters related to human resources and government affairs. Prior to that, Mr. Frankel worked from 1999 until 2003 as a corporate and transactions attorney in the Office of the General Counsel at Ford Motor Company. From 1995 until 1999, Mr. Frankel was an associate at Simpson Thacher & Bartlett LLP in London and New York.

Mr. Frankel is currently a member of the board of directors at Picis, Inc., a privately held company that creates automated software for resource-intensive hospital departments. He has a B.A. from Brown University and a J.D. from Stanford Law School.

With the exception of Messrs. Altman, Beutner and Aspe, who have employment terms expiring on August 10, 2009 and Mr. Taylor who has an employment term expiring on December 19, 2008, the foregoing Executive Officers serve at the discretion of our Board without specified terms of office.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and Executive Officers, and any persons who beneficially own more than 10% of the Company’s stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists the Company’s officers and directors in preparing and filing such reports with the SEC.

To the Company’s knowledge, based solely on the review of the reports filed by the Company on behalf of these individuals and written representations that no other reports were required, during 2006, all such Section 16(a) filing requirements were met except that Form 4s were filed late for grants of restricted stock units for each of Messrs. de Saint Phalle, Hessler and Pritzker, Ms. Harris and Thomas J. Gavenda, our Controller, due to an administrative oversight by the Company and outside counsel.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Executive Compensation Objectives and Philosophy

The goals of our executive compensation program are to align compensation with business objectives and performance, to enable us to attract, retain and reward executives who contribute to our long-term success and to increase stockholder value. Our future success depends to a substantial degree on our ability to retain and recruit qualified personnel. It will be necessary for us to add financial professionals as we pursue our growth strategy. However, the market for qualified financial professionals is extremely competitive. In addition, although our Senior Managing Directors have all entered into non-compete and non-solicitation agreements, the loss of such personnel could still jeopardize our relationships with clients and result in the loss of client engagements. For example, if any of our Senior Managing Directors were to join or form a competing firm, some of our current clients could still choose to use the services of that competitor rather than our services.

The interests of our Executive Officers are aligned with those of our stockholders though the ownership of significant amounts of our equity subject to material liquidity restrictions, as described in “SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS.” With certain limited exceptions, our Senior Managing Directors, including our Executive Officers and permitted transferees, are contractually restricted from transferring or exchanging Evercore LP partnership units for a period of five years following the IPO. In addition, if an Executive Officer (other than Messrs. Altman, Beutner and Aspe) were to cease to be employed by us on the fifth anniversary of the IPO, he would be contractually restricted from transferring or exchanging Evercore LP partnership units until the later of (A) eight years after the IPO and (B) five years after such Executive Officer ceased to be employed by us. These transfer restrictions also prohibit hedging the economic risks of equity ownership. As a result, we believe that our Executive Officers have a demonstrable and significant interest in increasing stockholder value over the long term. Therefore, we have not adopted any formal, specific equity ownership guidelines or polices for our executives, although these transfer and exchange restrictions may be lifted by the Equity Committee at its discretion.

Another arrangement that aligns the interests of our Executive Officers and stockholders is our approach of linking compensation and benefits expenses to a percentage of our revenues. In connection with the IPO, we targeted total employee compensation and benefits expense (excluding for these purposes, compensation and benefits expense associated with new business initiatives or any vesting of partnership units or RSUs granted in connection with the Reorganization and the IPO) at a level not to exceed 50% of net revenue (excluding for these purposes, any revenue associated with gains or losses on investments, carried interest or reimbursable expenses). We retain the ability to exceed the target, change the target or how the target is calculated. Starting in 2007, we will no longer exclude gains or losses on investments from revenues used to calculate our compensation and benefits expense target.

How We Establish Compensation

Our co-Chief Executive Officers have historically played a significant role in the determination of the amounts of base salary, signing or retention bonuses and other forms of cash and equity-based compensation to be paid to other members of senior management. Following the IPO, our Compensation Committee has been responsible for implementing and administering all aspects of our benefit and compensation plans and programs, as well as developing specific policies regarding compensation of our Executive Officers. All of the members of our Compensation Committee are independent directors. The Compensation Committee will continue to solicit input from our co-Chief Executive Officers with respect to compensation decisions affecting other members of our senior management.

In establishing compensation for our Executive Officers, we do not rely on independent consultants to analyze or prepare formal surveys for us; however, we make informal comparisons of the compensation of some of our executives with the compensation paid to executives of other publicly and privately held companies similar to ours. In addition, we take into account the fact that we generally do not provide significant perquisites or similar benefits to our Executive Officers. The Compensation Committee will periodically review the effectiveness and competitiveness of our executive compensation programs, which may involve the assistance of independent consultants.

Principal Components of Executive Compensation

Prior to the IPO, our business was conducted through partnerships and limited liability companies. Accordingly, our Senior Managing Directors, including our Named Executive Officers, were compensated through limited partner distributions of earnings of these businesses. Subsequent to the IPO, our Senior Managing Directors receive salary and bonus as compensation. Compensation for some of our Named Executive Officers for the year ended December 31, 2006 was determined pursuant to employment agreements we entered into prior to the IPO. These agreements are described below under “—Employment Agreements” following the Summary Compensation Table. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. The Compensation Committee does endeavor, however, to maximize the percentage of each executive’s compensation that is performance-based.

The key components of our compensation program for Executive Officers are (1) base salary, (2) annual incentive compensation, (3) for those of our Executive Officers who are active in our Private Equity Funds, carried interest earned by our Private Equity Funds, (4) equity grants and (5) other benefits, each of which is described below and all of which are considered in setting overall compensation.

Base Salary. Consistent with industry practice, the base salaries for our Executive Officers generally account for a relatively small portion of their overall compensation. Executive Officer base salaries and subsequent adjustments, if any, are expected to be determined by the Compensation Committee annually, based on a review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. In addition, when setting base salaries for our Executive Officers, the Compensation Committee will consider adjustments made to the salaries of our broader employee population.

Bonuses. For 2006, for some of our Executive Officers who were paid in excess of contractually guaranteed amounts or for whom there were no contractual guarantees, the determination of the amount of annual bonuses paid generally reflected our overall performance and a number of subjective considerations, including the contributions of the Executive Officer to our success during the relevant period. In particular, Mr. Taylor was paid in excess of his contractually guaranteed bonus and Mr. Mestre was paid his bonus amount based on their contributions to the success of our European and Advisory businesses, respectively. In determining such bonus amounts and form of consideration, the Compensation Committee also took into consideration the fact that our Executive Officers have significant equity interests in Evercore which are subject to material transfer restrictions, thereby providing Executive Officers with performance incentives and shareholder alignment. In recognition of the superior performance generated by a significant number of individuals as part of our transformative year that was 2006, each of our co-Chief Executive Officers and Mr. Aspe agreed to not accept $696,000, $696,000 and $96,000, respectively of their guaranteed bonuses, and such amounts were allocated to others as bonuses.

Carried Interest. Those Executive Officers who participated in fundraising or played significant roles in the investments made or realized by our Private Equity Funds receive carried interest earned by the general partner of each fund. The ultimate values of carried interest in respect of investments by our Private Equity Funds are not determinable until the investments have been fully divested or otherwise monetized by the relevant fund, a process which can take many years. Following the Reorganization in connection with the IPO, the general partners of these funds are no longer our consolidated subsidiaries, and we do not treat carried interest received from these entities by our employees as compensation.

Equity Grants. In connection with the Formation Transaction, all of our Senior Managing Directors, including our Executive Officers who were employees of Evercore at the time of the IPO, received vested and unvested Evercore LP limited partnership units. We account for the unvested Evercore LP partnership units issued in the Formation Transaction as future compensation expense. In addition, certain Executive Officers received awards of RSUs as a reward for their efforts in connection with the IPO. These RSUs are subject to the same type of vesting and material transfer restrictions as those applicable to Evercore LP partnership units and further align our executives’ interests with those of our stockholders.

Other Benefits. Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all of our employees, including our Executive Officers. We do not offer pension benefits, but we offer a 401(k) plan which does not include an employer match in the U.S. and a similar plan with an employer match in Europe. Until 2007, we offered U.S. Executive Officers as well as other employees (on the same basis) the opportunity to participate in a profit sharing plan. However, we recently determined not to offer such a benefit, and we are exploring other benefits for U.S. employees, which may include a non-qualified deferred compensation plan.

Our Rationale for Potential Post-Employment Payments Following a Change-in-Control

The employment agreements we entered into with some of our Named Executive Officers prior to the IPO provide for post-employment payments following a change-in-control. We believe that these severance and change-in-control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky without these arrangements. Because of the significant acquisition activity in the financial services industry, there is a possibility that we could be acquired in the future. Accordingly, we believed that the severance packages resulting from terminations related to change-in-control transactions would provide an incentive for these executives to continue to help successfully execute such a transaction from its early stages until closing.

Process and Timing for Grants of Bonuses and Equity Awards

Other than as a result of deadlines set forth in employment agreements for certain of our Executive Officers, we determine annual bonuses, payable in cash or equity in connection with the issuance of our fourth quarter earnings release. The Compensation Committee authorizes the granting of equity awards, except that another committee of the Board comprised of our co-Chief Executive Officers is also authorized to make a limited amount of equity awards to employees other than Executive Officers. Equity awards for existing employees as part of their annual grants are approved in dollar amounts by the relevant committee and such dollar amounts are converted into a number of shares based on the average daily price of stock on the date two days after the date of the fourth quarter earnings release. Equity awards for new hires or related to promotions are approved in dollar amounts and converted into a number of shares based on the average price of stock on the date that is the last business day of the month during which such employee was hired or promoted.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows public corporations from claiming a tax deduction for compensation in excess of $1 million paid to their chief executive officer or any of the four other most highly compensated executive officers. The Compensation Committee believes that there are circumstances where the provision of compensation that is not fully deductible may be more consistent with our compensation philosophy and objectives and/or may be in our best interests of and those of our stockholders. The Compensation Committee’s ability to exercise discretion and to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying all compensation as deductible, or causing all compensation expenses to be accounted for in a particular fashion. Accordingly, the Compensation Committee reserves the authority to award compensation that may not be fully deductible.

We review the design of compensation programs to assure that the recognition of expense for financial reporting purposes is consistent with our financial modeling and so the non-cash portion of our compensation would qualify for classification as equity awards under SFAS 123R. Under SFAS 123R the compensation cost recognized for an award classified as an equity award is fixed for the particular award and, absent modification, is not revised with subsequent changes in market prices of our common shares or other assumptions used for purposes of the valuation.

Summary Compensation Table

The following table provides summary information concerning compensation for the fiscal year ended December 31, 2006 for our Co-Chairman and Co-Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated Executive Officers who served in such capacities at December 31, 2006, collectively known as our Named Executive Officers.

Name and Principal Position	Salary(1)	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Roger C. Altman Co-Chairman and Co-Chief Executive Officer	$187,500	$750,000	$—	$10,586,005	$11,523,505

Austin M. Beutner President and Co-Chief Executive Officer	187,500	750,000	—	6,478,603	7,416,103

David E. Wezdenko Chief Financial Officer	187,500	112,000	10,500	601,258	911,258

Eduardo Mestre Co-Vice Chairman	187,500	2,000,000	—	6,145,377	8,332,877

Bernard Taylor(4) Co-Vice Chairman	18,967	7,367,613	—	9,136	7,395,716

(1)	Prior to the Reorganization and the IPO, the Named Executive Officers, in lieu of salaries or bonuses, received their compensation in the form of participation in the earnings of Evercore’s businesses. See “—Principal Components of Executive Compensation.” This compensation is included in the All Other Compensation column. Thus the salaries and bonuses disclosed reflect amounts paid following the Reorganization and the IPO. In addition, salary and bonuses are reported in the year in which the compensable service was performed even if we paid the compensation in a subsequent year or if the Named Executive Officer elected to defer a portion of such compensation.
(2)	The amount reflected in the Stock Awards column reflects the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes for the fiscal year ended December 31, 2006.
(3)	All Other Compensation for each of the Named Executive Officers includes the following:

Name	Participation in Earnings of Evercore Entities (Excluding Carried Interest)(a)	Carried Interest Realized(b)	Perquisites and Other Personal Benefits(c)		Total All Other Compensation
Roger C. Altman	$9,844,993	$623,633	$117,379	(d)	$10,586,005
Austin M. Beutner	5,837,441	641,162	—		6,478,603
David E. Wezdenko	601,258	—	—		601,258
Eduardo Mestre	6,145,377	—	—		6,145,377
Bernard Taylor	—	—	9,136	(e)	9,136

(a)

Prior to the Reorganization and the IPO, Evercore historically operated in the form of limited partnerships, limited liability companies or sub-chapter S entities and the Senior Managing Directors, in lieu of a salary and bonus, received their compensation in the form of participation in the earnings of the respective entities in which they were members or partners. The amounts presented in this column reflect distributions made to the Named Executive Officers by such entities in respect of the portion of the year prior to the Reorganization and the IPO and excludes distributions made to Messrs. Altman, Beutner and Mestre in January and February 2006 in respect of the prior fiscal year in the amounts of $6,673,000, $4,397,309 and $3,528,000, respectively.

(b)	The amounts in this column reflect the amount of carried interest earned by the general partners of our Private Equity Funds in connection with investments realized by these funds prior to the Reorganization and the IPO that was allocated to the Named Executive Officer. Following the Reorganization, the general partners of these funds are not consolidated subsidiaries of the Company, and this column does not reflect allocations of realized carried interest by the general partners of these funds to Messrs. Altman, Beutner, Wezdenko and Mestre during 2006 following the Reorganization in the amounts of $6,614,103, $6,771,429, $20,946 and $123,416, respectively.
(c)	Except as otherwise provided below, perquisites and other personal benefits to the Named Executive Officers were less than $10,000 and therefore information regarding perquisites and other personal benefits has not been included. Excluded from this column is the $30,000 profit sharing contribution relating to 2005 that was paid in 2006 for all Named Executive Officers, with the exception of Mr. Wezdenko.
(d)	The costs and expenses (including a $31,331 tax gross-up) associated with the automobile and driver the Company provides for Mr. Altman.
(e)	Reflects amounts contributed by the Company into a U.K. tax qualified defined contribution plan for employees of Evercore Partners Europe Limited.

(4)	We began paying Mr. Taylor’s salary on December 19, 2006, the date of the acquisition of Braveheart. The amounts reported for Mr. Taylor were paid in British pounds and have been converted into U.S. dollars at the average Interbank exchange rate as in effect from December 19, 2006 to December 31, 2006.

Grants of Plan-Based Awards in 2006

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
Roger C. Altman	—	—		$—
Austin M. Beutner	—	—		—
David E. Wezdenko	(1)	5,000	(2)	105,000
	(1)	154,309	(3)	3,240,489
Eduardo Mestre	(1)	847,763	(4)	17,803,023
Bernard Taylor	—	—		—

(1)	All grants made in 2006 were made on August 10, 2006.
(2)	Mr. Wezdenko was granted 5,000 RSUs. The vesting terms of these RSUs are described below.
(3)	Mr. Wezdenko was granted unvested Evercore LP partnership units. The vesting terms of these Evercore LP partnership units are described below.
(4)	Mr. Mestre was granted unvested Evercore LP partnership units. The vesting terms of these Evercore LP partnership units are described below.

Terms of Evercore LP Partnership Units and RSUs

On August 10, 2006, in connection with the Reorganization and the IPO, we granted (1) Mr. Wezdenko 154,309 unvested Evercore LP partnership units and 5,000 RSUs, 500 of which vested on the grant date, and (2) Mr. Mestre 847,763 unvested Evercore LP partnership units. Subject to each executive’s continued employment with us or our affiliates, 50% of that executive’s unvested Evercore LP partnership units and RSUs will vest if and when Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 90% of their aggregate equity interest in our Company. Subject to each executive’s continued employment with us or our affiliates, all of such executive’s Evercore LP partnership units and RSUs will vest upon the earliest to occur of the following events:

•

when Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of the aggregate equity interest in our Company;

•	a change of control of Evercore;

•	two of Messrs. Altman, Beutner and Aspe are not employed by, or do not serve as a director of, Evercore Partners Inc. within a 10-year period following the IPO; or

•	the death or disability of the executive while in our employ.

See “RELATED PARTY TRANSACTIONS—Evercore LP Partnership Agreement” for more information.

Subject to Mr. Wezdenko’s compliance with certain restrictive covenants, the shares of Class A common stock underlying of the RSUs will be delivered to Mr. Wezdenko as follows:

•

If Mr. Wezdenko is employed on the fifth anniversary of the IPO, then on that date he will receive all shares underlying any RSUs that are vested as of such date. Thereafter, so long as Mr. Wezdenko remains employed through the subsequent vesting date of any RSUs that were not vested as of the fifth anniversary of the IPO, he will receive the shares underlying such RSUs at the time of such subsequent vesting date(s).

•

If Mr. Wezdenko’s employment terminates prior to the fifth anniversary of the IPO other than due to death or disability, then Mr. Wezdenko will (1) forfeit any then unvested RSUs and (2) receive the shares underlying any RSUs that were vested prior to such termination upon the later of (a) the eighth anniversary of the IPO and (b) the fifth anniversary of Mr. Wezdenko’s cessation of service.

On August 10, 2006, in connection with the Reorganization and the IPO, Messrs. Altman, Beutner, Wezdenko and Mestre also received vested and unvested Evercore LP partnership units in the amounts of 3,475,919, 3,475,919, 231,463 and 1,271,644, respectively, in exchange for their contributions to us of their ownership interests in certain entities that had previously been included in our financial statements. These vested partnership units were not granted for a compensatory purpose and, accordingly, are not reflected in our compensation disclosure tables.

Outstanding Equity Awards at 2006 Fiscal-Year End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Roger C. Altman	—		$—
Austin M. Beutner	—		—
David E. Wezdenko	4,500	(1)	165,825
	154,309	(2)	5,686,287
Eduardo Mestre	847,763	(2)	31,240,067
Bernard Taylor	—		—

(1)	RSUs.
(2)	Evercore LP partnership units.

Stock Vested in 2006

Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Roger C. Altman	—	$—
Austin M. Beutner	—	—
David E. Wezdenko	500	10,500
Eduardo Mestre	—	—
Bernard Taylor	—	—

Pension Benefits and Nonqualified Deferred Compensation

The Company does not provide pension benefits or nonqualified deferred compensation.

Potential Payments Upon Termination of Employment or Change In Control

The following table describes the potential incremental payments and benefits to which our Named Executive Officers would be entitled upon termination of employment or a change in control. All calculations in this table are based on a termination date of December 31, 2006 and the completion of a full fiscal year, and all defined terms are as defined in the respective employment agreements of each Named Executive Officer. Although bonus payments are not customarily payable to executives until March of the year following the year in which the bonus is earned and is only payable if the executive is employed on such date, for purposes of the following table, bonuses have been deemed earned and paid on the deemed termination date, December 31, 2006. The amounts shown in the table below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as continuation of health care benefits through the end of the month of the termination of employment.

Name	Lump sum cash severance payment		Continuation of Medical Benefits	Accelerated Vesting		Other		Total
Roger C. Altman
• Termination due to death or disability, by us for “cause” or by the executive without “good reason”	$—		$—	$—		$—		$—
• Termination by us without “cause” or by the executive for “good reason” of if we elect not to extend term (“Qualifying Terminations”)	4,845,435		46,391	—		—		4,891,826
• Qualifying Termination within 6 months or following a change in control	7,219,332		118,407	—		—		7,337,739

Austin M. Beutner
• Termination due to death or disability, by us for “cause” or by the executive without “good reason”	—		—	—		—		—
• Qualifying Terminations	4,845,435		46,391	—		—		4,891,826
• Qualifying Termination within 6 months or following a change in control	7,219,332		118,407	—		—		7,337,739

David E. Wezdenko
• Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 90% of their aggregate equity interest owned at the time of the IPO	—		—	2,926,056	(1)(3)	—		2,926,056
• Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of their aggregate equity interest at the time of the IPO; change of control; two of Messrs. Altman, Beutner and Aspe are not employed by us, or do not serve as our director within a 10-year period following the IPO; or death or disability	—		—	5,852,112	(2)(3)	—		5,852,112

Eduardo Mestre
• Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 90% of their aggregate equity interest at the time of the IPO	—		—	15,620,033	(4)	—		15,620,033
• Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of their aggregate equity interest at the time of the IPO; change of control; two of Messrs. Altman, Beutner and Aspe are not employed by us, or do not serve as our director within a 10-year period following the IPO; or death or disability	—		—	31,240,067		—		31,240,067

Bernard Taylor
• Termination due to death or disability	—		—	—		—		—
• Termination by the executive for “good reason”	—		—	—		2,102,804	(5)	2,102,804
• Termination by us without “cause”	3,607,619	(6)	—	—		—		3,607,619

(1)	Of this amount, $82,913 is attributable to accelerated vesting of RSUs and $2,843,143 is attributable to accelerated vesting of Evercore LP partnership units.
(2)	Of this amount, $165,825 is attributable to accelerated vesting of RSUs and $5,686,287 is attributable to accelerated vesting of Evercore LP partnership units.
(3)	Pursuant to the terms of his Restricted Stock Award Agreement, Mr. Wezdenko will forfeit all of his outstanding RSUs, whether vested or unvested, if he violates certain restrictive covenants, including confidentiality, non-competition, non-solicitation and non-interference obligations specified in his Confidentiality, Non-Solicitation and Proprietary Information Agreement.
(4)	This amount is attributable to accelerated vesting of Evercore LP partnership units.
(5)	If Mr. Taylor terminates his employment as a result of a breach or series of breaches by the Company, he will be contractually entitled to a bonus payment on December 31, 2007 in an amount equal to $2,250,000, the present value of which has been calculated as $2,102,804.
(6)	Pursuant to Mr. Taylor’s employment agreement, Mr. Taylor has a fixed minimum bonus in each of fiscal years 2006 and 2007. In calculating severance for Mr. Taylor, we have assumed no bonus is payable in respect of fiscal year 2008 and that no additional incentive arrangements have been adopted. Payments are in Pounds Sterling and have been converted into U.S. dollars at the average exchange rate of $1.96 to £1 for the period December 19, 2006 through December 31, 2006.

Employment Agreements

Employment Agreements with Messrs. Altman and Beutner

We have entered into substantially similar employment agreements with each of Messrs. Altman and Beutner (each, an “Executive”). Pursuant to the terms of the individual employment agreements (1) Mr. Beutner serves as Co-Chief Executive Officer, President, Chief Investment Officer and director and (2) Mr. Altman serves as a Co-Chief Executive Officer, Co-Chairman of the Board and director, in each case for a term of three years, subject to automatic, successive one-year extensions thereafter unless either party gives the other 60 days prior notice that the term will not be extended.

Each employment agreement provides for an annual base salary of $500,000 and a guaranteed annual bonus payment of $500,000 on a fixed date following the end of each fiscal year (the “guaranteed annual bonus”). The employment agreements for Messrs. Altman and Beutner also provide for a profit annual bonus in the amount of $1.25 million for 2006, which is in addition to profits or other bonuses paid out in 2006 prior to the effectiveness of the employment agreement. For each subsequent year, Messrs. Altman and Beutner shall receive a profit annual bonus as long as the annual percentage increase in adjusted net income per share (as defined in the agreement) for such year compared to the prior year is greater than 5%, in an amount equal to one plus the percentage increase in our adjusted net income per share for such year compared to the base net income per share for 2006 (as defined in the agreement) multiplied by $2.50 million.

Pursuant to each employment agreement, if the Executive’s employment terminates prior to the expiration of the term due to his death or disability, the Executive would be entitled to receive (1) any base salary earned but unpaid through the date of termination; (2) reimbursement for any unreimbursed business expenses properly incurred by the Executive; (3) such employee benefits, if any, as to which the Executive may be entitled under our employee benefit plans (the payments and benefits described in (1) through (3) are referred to as the “accrued rights”); (4) lump sum payments equal to the Executive’s earned but unpaid guaranteed annual bonus and profit annual bonus, if any, payable in respect of the fiscal year immediately preceding the fiscal year in which the termination occurs, payable when such bonuses would have otherwise been payable had Executive’s employment not terminated; and (5) pro-rated portions of the guaranteed annual bonus and profit annual bonus, calculated based on the number of months (and any fraction thereof) the Executive is employed during the fiscal year in which a termination of employment occurs and in respect of which such bonuses are payable, relative to 12 months.

If an Executive’s employment is terminated prior to the expiration of the term (or such extension thereof) by us without “cause” (as defined in the employment agreement) or by the Executive for “good reason” (as defined in the employment agreement) or if we elect not to extend the term (each a “qualifying termination”), the Executive would be entitled, subject to his compliance with certain restrictive covenants, to (A) a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a “change in control” of the Company (as defined in the employment agreement)) the greater of (x) the sum of (1) his annual base salary, (2) his guaranteed annual bonus and (3) his average profit annual bonus for the three most recently completed fiscal years and (y) the average of the aggregate amount of cash compensation payable to our three most highly paid executives in the most recently completed fiscal year; (B) any “accrued rights” (as defined above); (C) lump sum payments equal to the Executive’s earned but unpaid guaranteed annual bonus and profit annual bonus, if any, payable in respect of the fiscal year immediately preceding the fiscal year in which the termination occurs, payable when such bonuses would have otherwise been payable had Executive’s employment not terminated; and (D) pro-rated portions of the guaranteed annual bonus and profit annual bonus, calculated based on the number of months (and any fraction thereof) the Executive is employed during the fiscal year in which a termination of employment occurs and in respect of which such bonuses are payable, relative to 12 months. The Executive would also be entitled to receive continued coverage for the Executive and his spouse and dependents under our medical plans for two years (three years in the case of a qualifying termination that occurs on or following a change in control of the Company), subject to payment by the Executive of the same premiums he would have paid during such period of coverage if he were an active employee. Any termination by us without cause within six months prior to the occurrence of a change in control of the Company would be deemed to be a termination of employment on the date of such change in control.

In the event of a termination of an Executive’s employment which is not a qualifying termination or a termination due to the Executive’s death or disability (including if the Executive resigns without good reason), the Executive would be entitled to receive any “accrued rights” (as defined above).

If a dispute arises out of the employment agreement with an Executive, we would pay the Executive’s reasonable legal fees and expenses incurred in connection with such dispute if the Executive prevails in substantially all material respects on the issues presented for resolution.

In addition, for each of Messrs. Altman and Beutner, if payments or benefits provided to the Executive under an employment agreement or any other plan or agreement in connection with a change in control of the Company result in an “excess parachute payment” excise tax being imposed on the Executive, he would be entitled to a gross-up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross-up payment.

Employment Agreement with Mr. Wezdenko

David Wezdenko, our Senior Managing Director, Executive Vice President and Chief Financial Officer, joined Evercore in October 2005 and in connection therewith was admitted as a partner of Evercore Group Holdings L.P. We have entered into an employment agreement with Mr. Wezdenko, which provides for an annual salary of $500,000 and an annual guaranteed bonus of $200,000. Mr. Wezdenko’s salary and bonus are subject to annual review by our Co-Chief Executive Officers and will be payable after fiscal year 2006 in a manner that is commensurate with his position with us.

Mr. Wezdenko’s employment with the Company is “at-will” and may be terminated by either party at any time, provided, however that Mr. Wezdenko is obligated to give at least thirty day’s advance written notice if he intends to terminate the agreement. Upon termination of the agreement for any reason, Mr. Wezdenko is entitled to any unpaid base salary and signing bonus through the date of his termination.

Services Agreement with Mr. Taylor

In connection with the acquisition of Braveheart, we entered into a Services Agreement with Mr. Taylor, our Co-Vice Chairman, on July 31, 2006, which provides for an annual salary of £300,000, an annual guaranteed minimum bonus of $2,250,000 for the fiscal years ending December 31, 2006 and 2007 and appropriate incentive arrangements for the period thereafter. Mr. Taylor’s employment with the Company is for an initial period of two years following the date of the acquisition of Braveheart. Pursuant to the Services Agreement, if Mr. Taylor terminates his employment for reasons other than breach of contract by the Company, bonus payments not yet due will not be paid. If Mr. Taylor terminates his employment due to death, his dependents will receive the bonus described above for the year in which the employment ceases. Mr. Taylor will be entitled to customary benefits, welfare and retirement plans commensurate with his position and will be entitled to the free use of a personal car and a driver for travel between home and office and other business matters. In the event a Senior Managing Director of the Company ceases to be employed and his or her equity in Evercore LP is reallocated to those who were Senior Managing Directors prior to the IPO, Mr. Taylor will be included in this group and will receive Class A common stock for such equally.

If the Company terminates Mr. Taylor’s employment for reasons other than (1) his conviction or guilty plea to a criminal offence involving (a) violence, (b) dishonesty or (c) which results in a custodial sentence and is likely to bring the Company or its affiliates into disrepute, (2) if he commits a serious or persistent breach of contract of employment or causes the Company or its affiliates to commit a serious or persistent breach of the applicable rules and regulations of the UK Financial Services Authority or (3) if he is disqualified from holding office in the Company or any other company under the Insolvency Act 1986 or the Company Directors Disqualification Act 1986, then Mr. Taylor will receive compensation equal to the basic salary and cost of providing the other benefits he would otherwise have been entitled to receive for the unexpired portion of the initial employment term.

Mr. Taylor is also subject to customary confidentiality obligations and a non-competition obligation to extend six months after the earlier of termination of employment or notice of Mr. Taylor’s desire to terminate employment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 15, 2007, information regarding the beneficial ownership of Evercore LP partnership units and Evercore Partners Inc. Class A common stock and Class B common stock by (1) each person known to us to beneficially own more than 5% of any class of the outstanding common stock of Evercore Partners Inc., (2) each of our directors, (3) each of our Named Executive Officers and (4) all directors and Executive Officers as a group.

The Company has filed a registration statement that would cover an offering of our Class A common stock which, if completed, would result in changes to the disclosure below. Beneficial ownership is determined in accordance with the rules of the SEC.

	Shares of Class A Common Stock Beneficially Owned†		Evercore LP Partnership Units Beneficially Owned†
Name of Beneficial Owner	Number of Shares of Class A Common Stock	Percentage of Class A Common Stock	Number of Evercore LP Units	Percentage of Evercore LP Units	Number of Shares of Class B Common Stock Beneficially Owned††	Percentage of Combined Voting Power of Evercore Partners Inc.
Principal Stockholders
Baron Capital Group, Inc.(1)	602,700	9.1%	—	—	—	2.0%
Marisco Capital Management, LLC(2)	373,763	5.7%	—	—	—	1.3%
Capital Group International, Inc.(3)	363,200	5.5%	—	—	—	1.2%

Directors
Roger Altman(4)	—	—	3,426,453	11.5%	4	31.4	%(5)
Austin Beutner(6)	—	—	3,475,919	11.7%	3	31.9	%(5)
Pedro Aspe(7)	—	—	168,080	*	2	14.5%
Francois de Saint Phalle(8)	50,000	*	—	—	—	*
Gail Block Harris(9)	25,000	*	—	—	—	*
Curt Hessler(10)	5,000	*	—	—	—	*
Anthony N. Pritzker(11)	170,000	2.6%	—	—	—	*

Named Executive Officers who are not Directors
Eduardo Mestre(12)	—	—	1,271,644	4.3%	2	—
Bernard J. Taylor	1,540,557	23.3%	—	—	—	5.2%
David Wezdenko(13)	—	—	231,463	*	1	—
Directors and Executive Officers as a group(11 persons)	1,790,557	27.1%	8,747,480	29.4%	14	83.0%

(*)	Less than 1%.
(†)	The partnership units of Evercore LP are exchangeable for shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Beneficial ownership of partnership units of Evercore LP reflected in this table has not also been reflected as beneficial ownership of the shares of the Class A common stock of Evercore Partners Inc. for which such units may be exchanged.
(††)

A holder of Class B common stock is entitled to a number of votes that is equal to the product of (A) the quotient of (x) the number of Class A partnership units in Evercore LP held by such holder divided by (y) the total number of Class A partnership units in Evercore LP outstanding (excluding Class A partnership units in Evercore LP held by Evercore Partners Inc.) multiplied by (B) the total number of partnership units in Evercore LP outstanding (excluding partnership units in Evercore LP held by Evercore Partners Inc.); provided, however, that, from and after the time that Messrs. Altman, Beutner and Aspe, and certain trusts benefiting their families collectively cease to beneficially own at least 90% of the Class A partnership units in Evercore LP held by them on August 10, 2006 (the date of the IPO), each holder of Class B common stock shall be entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each partnership unit in Evercore LP held by such holder. Class A partnership units in Evercore LP are partnership units held by Messrs. Altman, Beutner and Aspe, and certain trusts benefiting their families, on August 10, 2006.

(1)	Based on information set forth in Amendment No. 1 to Schedule 13G, dated February 14, 2007 (the “Baron 13G”), filed with the SEC by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”), Baron Growth Fund (“BGF”) and Ronald Baron. The address of each of these beneficial owners is 767 Fifth Avenue, New York, New York 10153. The Baron 13G reflects that (i) BCG has shared voting power with respect to 559,800 shares of common stock and shared dispositive power with respect to 602,700 shares of common stock, (ii) BAMCO has shared voting power with respect to 540,800 of such shares and shared dispositive power with respect to 581,800 of such shares, (iii) BCM has shared voting power with respect to 19,000 of such shares and shared dispositive power with respect to 20,900 of such shares, (iv) BGF has shared voting power with respect to 538,700 of such shares and shared dispositive power with respect to 538,700 of such shares and (v) Ronald Baron has shared voting power with respect to 559,800 of such shares and shared dispositive power with respect to 602,700 of such shares. BAMCO is a subsidiary of BCG. Ronald Baron owns a controlling interest in BCG. Each of BCG and Ronald Baron disclaim beneficial ownership of such shares of common stock held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than them. BAMCO disclaims beneficial ownership of shares held by its investment advisory clients to the extent such shares are held by persons other than BAMCO and its affiliates.
(2)	Based on information provided by Marisco Capital Management, LLC in Schedule 13G dated February 13, 2007. Marisco Capital Management, LLC’s address is 1200 17th Street, Suite 1600, Denver, Colorado 80202. Marisco Capital Management, LLC has sole voting and dispositive power with respect to all shares.
(3)	Based on the information provided pursuant to a joint statement on an amended Schedule 13G filed with the SEC on February 7, 2007 by Capital Group International, Inc. (“CGII”) and Capital Guardian Trust Company (“CGTC”). CGII and CGTC’s address is 11100 Santa Monica Blvd., Los Angeles California 90025. CGII is the parent holding company of a group of investment management companies (including CGTC) that hold investment power and, in some cases, voting power over these shares. CGII reported that it does not have direct investment power or voting power over these shares but it may be deemed to “beneficially own” these shares by virtue of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. CGII reported that it has the sole power to vote or to direct the voting of 144,500 shares and the sole power to dispose of or to direct the disposition of 363,200 of the shares. The amended Schedule 13G reported that CGTC, a bank as defined in Section 3(a)(6) of the Act, is deemed to be the beneficial owner of 363,200 shares as a result of its serving as the investment manager of various institutional accounts and has the sole power to vote or to direct the voting of 144,500 shares and the sole power to dispose of or to direct the disposition of 363,200 shares.
(4)	Certain of the Evercore LP partnership units and shares of Class B common stock listed as beneficially owned by Mr. Altman are held by trusts benefiting his family. Mr. Altman disclaims beneficial ownership of the Evercore LP partnership units and shares of Class B common stock held by these trusts.
(5)	Messrs. Altman and Beutner have agreed to vote together with respect to all matters submitted to stockholders.
(6)	Certain of the Evercore LP partnership units and shares of Class B common stock listed as beneficially owned by Mr. Beutner are held by trusts benefiting his family. Mr. Beutner disclaims beneficial ownership of the Evercore LP partnership units and shares of Class B common stock held by these trusts.
(7)

Includes 168,080 Evercore LP partnership units and one share of Class B common stock held by a trust over which Mr. Aspe has voting power and are for the economic benefit of certain directors and employees of Protego. Mr. Aspe disclaims beneficial ownership of the Evercore LP partnership units and share of Class B common stock held by this trust. Does not include 1,584,506 Evercore LP partnership units and one share of Class B common stock held by a trust over which Mr. Aspe does not have voting or dispositive power, and are for the benefit of Mr. Aspe, members of his family, and certain charitable organizations. The share of

Class B common stock held directly by Mr. Aspe affords him the voting power in Evercore Partners Inc. presented in the table above.
(8)	Does not include 2,381 RSUs granted to Mr. de St. Phalle under the Evercore Partners Inc. 2006 Stock Incentive Plan.
(9)	Does not include 2,381 RSUs granted to Ms. Harris under the Evercore Partners Inc. 2006 Stock Incentive Plan.
(10)	Does not include 2,381 RSUs granted to Mr. Hessler under the Evercore Partners Inc. 2006 Stock Incentive Plan.
(11)	Includes 170,000 shares of Class A common stock owned by New World Opportunity Partners II, LLC, a Delaware limited liability company (“NWOP II”). Mr. Pritzker may be deemed to control NWOP II by virtue of Mr. Pritzker being the manager of NWOP II. Mr. Pritzker expressly disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein. Does not include 2,381 RSUs granted to Mr. Pritzker under the Evercore Partners Inc. 2006 Stock Incentive Plan.
(12)	Includes 847,763 unvested Evercore LP partnership units that are subject to forfeiture and re-allocation or cancellation as described in “RELATED PARTY TRANSACTIONS—Evercore LP Partnership Agreement”. Certain of the Evercore LP units and one share of Class B common stock listed as beneficially owned by Mr. Mestre are held by a trust benefiting his family. Mr. Mestre disclaims beneficial ownership of the Evercore LP partnership units and share of Class B common stock held by this trust.
(13)	Does not include 5,000 RSUs granted to Mr. Wezdenko under the Evercore Partners Inc. 2006 Stock Incentive Plan. Includes 154,309 unvested Evercore LP partnership units that are subject to forfeiture and re-allocation or cancellation as described in “RELATED PARTY TRANSACTIONS—Evercore LP Partnership Agreement”.

REPORT OF THE COMPENSATION COMMITTEE1

The duties and responsibilities of the Compensation Committee are set forth in our Compensation Committee Charter which can be found on our website, www.evercore.com, under the Investor Relations link.

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, we recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Form 10-K and proxy statement on Schedule 14A for the year ended December 31, 2006.

Compensation Committee

Anthony N. Pritzker, Chairman

Curt Hessler

Francois de Saint Phalle

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Anthony N. Pritzker (Chairman), Curt Hessler and Francois de Saint Phalle. Our Co-Chief Executive Officers consult with the Compensation Committee. They participate in discussions of the Compensation Committee and make recommendations to it, but they do not vote or otherwise participate in the Compensation Committee’s ultimate determinations. Our Board believes that it is wise and prudent to have our Co-Chief Executive Officers participate in these determinations, because their evaluations and recommendations with respect to the compensation and benefits paid to executives other than themselves are extremely valuable to the Compensation Committee. However, our Co-Chief Executive Officers neither participate in nor are otherwise involved in the deliberations of the Compensation Committee with respect to their own compensation and benefits.

None of our Executive Officers has served as a member of a Compensation Committee of a Board of Directors of any other entity which has an executive officer serving as a member of our Board, and there are no other matters regarding interlocks or insider participation that are required to be disclosed.

REPORT OF THE AUDIT COMMITTEE2

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which can be found on our website, www.evercore.com, under the Investor Relations link. The Audit Committee has:

•	selected the independent registered public accounting firm to audit our books and records;

•

reviewed and discussed our audited financial statements for 2006 with management and with Deloitte, our independent registered public accounting firm, and has held, as appropriate, executive sessions with Deloitte, in each case without the presence of management;

•

discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61—Communication with Audit Committees (as modified by SAS 90), including the quality of the Company’s accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements; and

(1)	The information in this report is not “soliciting material” and is not deemed filed with the SEC.
(2)	The information in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

•

received from Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 (independence discussions with audit committees) and has discussed with Deloitte its independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•

the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports; and

•

the independent registered public accounting firm, which is engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Form 10-K for 2006 for filing with the SEC.

Audit Committee:

Curt Hessler, Chairman

Gail Block Harris

Francois de Saint Phalle

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Aggregate fees for professional services rendered to us by Deloitte for the year ended December 31, 2006 were:

2006
Audit	$3,679,328
Audit Related	237,294
Tax	362,145
All Other	2,117,083

Total	$6,395,850

Audit fees for 2006 were for professional services rendered for the audits of the consolidated financial statements of the Company, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

Audit Related fees for 2006 were for assurance and related services related to due diligence involving mergers and acquisitions, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for 2006 were for services related to tax compliance, tax planning and tax advice.

All Other fees consists primarily of fees related to the Company’s IPO.

The Company was formed in July 2005 and did not incur any accountant fees prior to 2006.

Our Audit Committee does not permit the engagement of our auditors without pre-approval by the Audit Committee. The engagement of Deloitte for non-audit accounting and tax services is limited to circumstances where these services are considered integral to the audit services that Deloitte provides or where there is another compelling rationale for using Deloitte. All audit, audit-related and permitted non-audit services for which Deloitte was engaged were pre-approved by the Audit Committee in compliance with applicable SEC requirements.

Representatives of the firm of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2008 annual meeting, that proposal must be received by our Corporate Secretary no later than December 29, 2007. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the proxy card issued for that annual meeting. Stockholders may wish to submit proposals at the 2008 annual meeting rather than include such proposals in our proxy materials, but in order for such proposals to be deemed timely, such proposals must be received by our Corporate Secretary between February 13, 2008 and March 14, 2008 (inclusive).

OTHER MATTERS

Our Board does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Adam B. Frankel

Secretary

Dated: April 30, 2007

ANNEX I

EVERCORE PARTNERS INC. (the “Company”)

CATEGORICAL INDEPENDENCE STANDARDS

3. Categorical Standards for Director Independence.

3.1 The Board of Directors of the Company (the “Board”) determines each director’s independence on an annual basis based on applicable regulatory and stock exchange requirements and these standards. The Board’s determination, and the basis for such determination, shall be disclosed in its proxy statement for each annual meeting of stockholders.

3.2 For purposes of these standards:

3.2.1 “Executive Officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934; and

3.2.2 “Immediate Family” means a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

3.3 An “independent” director shall be defined to mean a director who has none of the relationships with the Company set forth in section 3.4.1 below, and otherwise has no direct or indirect material relationship with the Company (either directly or as a stockholder, principal or officer of a company that has a relationship with the Company) that would interfere with the exercise of independent judgment by such director.

3.4 The Board, in its business judgment, will determine, based on all relevant facts and circumstances and in a manner consistent with the standards set forth below, whether a director has a relationship with the Company or to its management that would interfere with such director’s exercise of his or her independent judgment. The following standards shall be followed by the Board in determining director independence:

3.4.1 Under any circumstances, a director is not independent if:

3.4.1.1. the director is, or has been within the preceding three years, employed by the Company;

3.4.1.2. an Immediate Family member of the director was employed as an Executive Officer of the Company within the preceding three years;

3.4.1.3. the director, or an Immediate Family member of that director, received within the preceding three years more than $100,000 in any twelve-mouth period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.4.1.4. the director or an Immediate Family member of that director is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an Immediate Family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or the director or an Immediate Family member of that director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

3.4.1.5. the director or an Immediate Family member is, or has been within the preceding three years, employed as an Executive Officer of another company where any of the Company’s present Executive Officers at the same time serves or served on such other company’s compensation committee; or

3.4.1.6. the director is a current employee, or an Immediate Family member is a current Executive Officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, exceeds the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.2 The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

3.4.2.1. if the director or an Immediate Family member is an Executive Officer or director of another company in which the Company owns an equity interest, and the amount of the equity interest held by the Company is less than ten percent (10%) of the outstanding voting securities of the company at which the director or an Immediate Family member serves as an Executive Officer or director;

3.4.2.2. if the director or an Immediate Family member of that director serves as an Executive Officer, director or trustee of a charitable organization, and the Company’s annual charitable contributions to that organization (excluding contributions by the Company under any established matching gift program) are less than the greater of $1,000,000 or two percent (2%) of that organization’s consolidated gross revenues in its most recent fiscal year; and

3.4.2.3. if the director is a current employee, or an Immediate Family member is a current Executive Officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the preceding three fiscal years, did not exceed the greater of $1,000,000 or two percent (2%) of the consolidated gross revenues of the other company.

3.4.3 For relationships not covered by the standards contained in section 3.4.2 above, the determination of whether or not the relationship is material, and therefore whether the director is independent, shall be made by the Board.

3.5 The Board may determine that a director who has a relationship that exceeds the limits described in section 3.4.2 above is nonetheless independent, so long as such relationship is not otherwise described in section 3.4.1 above. The basis for any such determination will be explained in the Company’s next proxy statement.

PROXY	PROXY

EVERCORE PARTNERS INC.

The undersigned hereby appoints ROGER C. ALTMAN and AUSTIN M. BEUTNER, and each of them, proxies for the undersigned, with full power of substitution, and each of them to vote all shares of the Class A Common Stock and all shares of the Class B Common Stock (if any), of EVERCORE PARTNERS INC. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on June 12, 2007, at 10:00 am, local time, and at any adjournment or postponement thereof.

This Proxy is solicited on behalf of the Board of Directors of the Company. This Proxy will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. If this Proxy is executed but no direction is made, this Proxy will be voted FOR each of the proposals listed herein. Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions, a signed Proxy will be voted FOR the election of the seven nominees for directors. The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated April 30, 2007, describing more fully the proposals set forth herein.

(continued and to be signed and dated on reverse side)

Ú DETACH PROXY CARD HERE Ú

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified below. If no choice is specified, this proxy will be voted “FOR ALL” nominees for Proposal 1 below. The Proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual Meeting or any adjourment(s) or postponement(s) thereof.

1.	To elect seven directors for terms of one year each, to serve until their successors have been duly elected and qualified;
2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

FOR ALL (Except as Marked)*	☐	WITHHOLD FOR ALL	☐

Nominees:	Roger C. Altman, Austin M. Beutner, Pedro Aspe, Francois de St. Phalle, Curt Hessler, Gail Block Harris and Anthony N. Pritzker

*(Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the following blank line.)

Exceptions

To change your address, please mark this box. ☐

SCAN LINE

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his/her title.

Date Signature of Stockholder	Signature of Stockholder (if held jointly)